UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2024

SAGIMET BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41742	20-5991472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Sagimet Biosciences Inc.

155 Bovet Road, Suite 303,

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 561-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Series A Common Stock, $0.0001 par value per share	SGMT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 30, 2024, Sagimet Biosciences Inc. (the “Company”) closed an underwritten public offering (the “Offering”) of 9,000,000 shares of the Company’s Series A common stock, par value $0.0001 per share (the “Common Stock”) at the public offering price of $12.50 per share. All of the shares in the Offering were sold by the Company, resulting in approximately $112.5 million of gross proceeds, before deducting the underwriters’ discounts and commissions and other estimated offering expenses payable by the Company. In addition, the Company has granted the underwriters a 30-day option to purchase up to 1,350,000 additional shares of Common Stock in the Offering. Goldman Sachs & Co. LLC, TD Cowen and Leerink Partners acted as joint book-running managers for the offering. JMP Securities, A Citizens Company, acted as the lead manager for the offering.

The Company currently intends to use the net proceeds from the Offering, together with its existing cash, cash equivalents and short-term investments, (i) to advance the development of denifanstat and begin startup activities related to the pivotal Phase 3 program in non-alcoholic steatohepatitis, including manufacturing of additional drug supply, (ii) to advance the development of TVB-3567 and submit an investigational new drug application for a Phase 1 clinical trial for the treatment of acne and (iii) for other general corporate purposes, including additional clinical development, working capital and operating expenses.

The Offering was made pursuant to the Company’s effective registration statement on Form S-1, as amended (Registration No. 333-276664) filed with the Securities and Exchange Commission (the “SEC”) on January 23, 2024 and declared effective by the SEC on January 25, 2024, and a final prospectus filed with the SEC on June 29, 2024.

On January 25, 2024, the Company issued a press release announcing the pricing of the Offering, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document
99.1	Press Release of Sagimet Biosciences Inc., dated January 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sagimet Biosciences Inc.

Date: January 30, 2024	By:	/s/ David Happel
David Happel
Chief Executive Officer